Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement
(No. 333-171630) on Form S-8 of our report dated February 11, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in NOVAGOLD RESOURCE INC.’s Annual Report on Form 40-F for the year ended November 30, 2012.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
June 21, 2013